EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50764 of MangoSoft, Inc. on Form S-8 and Registration Statement No. 333-41886 on Form SB-2 of our report dated March 1, 2005, appearing in this Annual Report on Form 10-KSB of MangoSoft, Inc. for the year ended December 31, 2005.

/s/ Stowe & Degon

Worcester, Massachusetts
March 28, 2005